UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       May 14, 2007

International Electronics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-16305	04-2654231
(Commission File Number)	(IRS Employer Identification No.)

427 Turnpike Street
Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

(781) 821-5566

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into a Material Definitive Agreement

On May 14, 2007, International Electronics, Inc., a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nortek Inc., a Delaware corporation (“Owner”), Linear LLC, a California limited liability company and wholly-owned subsidiary of Owner (“Purchaser”), and Acquisition Sub 2007-2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of the Company’s common stock (the “Shares”) at a purchase price of $6.65 per share (the “Offer Price”).  The Offer will commence on or before May 29, 2007, and will expire at midnight on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the Merger Agreement or the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).  Purchaser’s obligation to purchase the Shares in the Offer is subject to certain conditions including, but not limited to, 66 2/3% of the Shares having been tendered to the Purchaser and not withdrawn (the “Minimum Condition”).

If, at any scheduled expiration of the Offer, any of the conditions to Merger Sub’s obligation to accept Shares for payment (including, without limitation, the Minimum Condition) shall not be satisfied or waived, Merger Sub shall extend the Offer beyond the then applicable expiration date thereof for a time period reasonably necessary to permit such condition to be satisfied but not later than July 31, 2007.  If all of the closing conditions have been satisfied or waived, but Merger Sub has not acquired at least 90% of the Shares, Merger Sub shall accept for payment all shares tendered by that date and then provide a “subsequent offering period” in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended, of not less than ten business days nor more than 20 business days.

As promptly as practicable after Purchaser and Merger Sub have purchased sufficient Shares pursuant to the Offer to satisfy the Minimum Condition, if required by applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors (the “Board”), shall call and hold a special meeting of its stockholders for the purpose of approving and adopting the Merger and the Merger Agreement (the “Special Meeting”).  Notwithstanding the foregoing, in the event that Purchaser and Merger Sub shall have acquired that number of Shares which, together with the Shares they already own, constitutes in the aggregate at least 90% of the outstanding Shares, the parties to the Merger Agreement shall not call the Special Meeting and instead shall take all appropriate action to effect a “short form merger”, without a meeting of stockholders of the Company, in accordance with Section 11.05 of the Massachusetts Business Corporations Act (the “MBCA”).

Any option to purchase Shares that remains outstanding immediately prior to the Merger, whether or not then vested, immediately prior to the consummation of the Offer shall be canceled and converted into a right to receive a cash amount equal to (i) the product of (A) the excess of the Offer Price over the exercise price per share of such option, multiplied by (B) the number of shares subject to such option, less (ii) any applicable withholdings for taxes.

At the effective time of the Merger, each share of Company common stock then outstanding (other than shares that are owned by the Company, Purchaser or Merger Sub and shares held by shareholders who have properly exercised dissenters’ rights under the MBCA) will be converted into the right to receive a cash amount equal to the Offer Price, without interest.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Purchaser and Merger Sub.  In addition to certain other covenants, the Company has agreed not to: solicit, knowingly encourage, initiate or facilitate any acquisition proposal from a third party; furnish non-public information to any third party in connection with any acquisition proposal; engage in substantive discussions regarding any acquisition proposal; or withdraw or modify the approval or recommendation by the Board of the Offer, the Merger Agreement or the Merger, in each case subject to certain exceptions in the event the Company receives an unsolicited acquisition proposal that the Board determines, in good faith, constitutes, or is reasonably likely to constitute, a superior offer.

The Merger Agreement contains certain termination rights for both Purchaser and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to pursue an unsolicited superior offer, the Company is required to pay Purchaser a termination fee of $400,000.  If the Merger Agreement is terminated by Purchaser as a result of a breach by the Company of its representations and warranties or covenants, the Company may be required to reimburse expenses of the Purchaser of up to $200,000, which reimbursement would be offset against any termination fee described herein.

In connection with the Merger Agreement, each of John Waldstein, Peter Demakis, Chris Hentschel and Robert Stewart have entered into Tender and Support Agreements with Purchaser, pursuant to which each has agreed to tender his shares to Purchaser in connection with the Offer.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The Merger Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other.  The assertions embodied in the representations and warranties made by the Company in the Merger Agreement are qualified in information contained in confidential disclosure schedules that the Company has delivered to Purchaser and Merger Sub in connection with the signing of the Merger Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and the representations and warranties of the Company are modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.  Other Events.

On May 15, 2007, the Company and Owner issued a joint press release announcing the execution of the Merger Agreement, and the Company issued a press release announcing the Merger Agreement and the reiteration of the Board’s recommendation that the Company’s shareholders not tender their Shares to Risco Ltd. (“Risco”) in connection with Risco’s previously announced tender offer.  Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Offer contemplated by the Merger Agreement has not yet commenced.  This announcement is not an offer, a solicitation or a recommendation with respect to such Offer.  The Company intends to file a Schedule 14D-9 solicitation / recommendation statement with the SEC relating to the Offer.  The Company expects that Purchaser and Merger Sub will file a Schedule TO tender offer statement with the SEC relating to the Offer.  The Company’s security holders and investors are urged to read Purchaser’s and Merger Sub’s tender offer statement and the Company’s solicitation / recommendation statement when they are available because they will contain important information about the Merger Agreement and the Offer.  The Company’s security holders and investors may obtain a free copy of the Company’s solicitation / recommendation statement when it becomes available, and other documents filed by the Company or Purchaser with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the Company’s solicitation / recommendation statement, when it becomes available, and other filings with the SEC may also be obtained by directing a request to International Electronics, Inc., 427 Turnpike Street, Canton, Massachusetts 02021, Attention: Secretary.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of May 14, 2007, by and among Linear LLC, a California limited liability company, Acquisition Sub 2007-2, Inc., a Massachusetts corporation, and, solely for purposes of Section 8.7 thereof, Nortek Inc., a Delaware corporation, and International Electronics, Inc., a Massachusetts corporation

99.1	Joint Press Release issued by Nortek Inc. and International Electronics, Inc. dated May 15, 2007

99.2	Press Release issued by International Electronics, Inc. dated May 15, 2007

* Schedules, certain exhibits and similar attachments to the Agreement and Plan of Merger are not filed, but International Electronics, Inc. undertakes to furnish a copy of any schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ELECTRONICS, INC.

Date: May 15, 2007
	By:	/s/ John Waldstein
	Name:	John Waldstein
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of May 14, 2007, by and among Linear LLC, a California limited liability company, Acquisition Sub 2007-2, Inc., a Massachusetts corporation, and, solely for purposes of Section 8.7 thereof, Nortek Inc., a Delaware corporation, and International Electronics, Inc., a Massachusetts corporation

99.1	Joint Press Release issued by Nortek Inc. and International Electronics, Inc. dated May 15, 2007

99.2	Press Release issued by International Electronics, Inc. dated May 15, 2007

* Schedules, certain exhibits and similar attachments to the Agreement and Plan of Merger are not filed, but International Electronics, Inc. undertakes to furnish a copy of any schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.